Exhibit 10.5

Amendment to Award Number: 2015-16-0082

SMART & FINAL STORES, INC.

AMENDMENT TO

RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
SMART & FINAL STORES, INC.
2014 STOCK INCENTIVE PLAN

Preliminary Statement

The terms of the Restricted Stock Agreement (designated as Award Number 2015-16-0082), dated as of May 6, 2016, evidencing an award (the “Award”) granted to David G. Hirz (“Participant”) of 79,872 restricted shares of Common Stock of Smart & Final Stores, Inc. (the “Company”), par value $0.001 per share (the “Agreement”), is hereby amended by this amendment (“Amendment”) effective July 20, 2016.

1.                                      Section 4 of the Agreement shall be deleted in its entirety and replaced with the following:

4.                                      Termination.

(a)                                 Termination by Death or Disability.  If the Participant’s Termination is by reason of death or Disability during the Restriction Period, all Restricted Stock still subject to restriction shall immediately vest and cease to be “Restricted Stock.”

(b)                                 Termination for Any Reason Other than Death or Disability.  Subject to Section 4(c) below, if the Participant’s Termination is for any reason other than the Participant’s death or Disability during the Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

(c)                                  Termination Without Cause or Resignation for Good Reason.  If the Participant’s Termination occurs during the Restriction Period and is due to involuntary termination without Cause or resignation for Good Reason (each as defined in the employment agreement between the Participant and the Company), the Restricted Stock shall, as of the date of such Termination, immediately vest with respect to the lesser of (x) 50% of the total number of Shares subject to this Agreement and (y) all of the Restricted Stock as of the date of such Termination. Any Restricted Stock that does not vest immediately upon the Termination as described above shall be forfeited effective upon such Termination.

2.                                      Except as expressly modified by this Amendment, the Agreements shall continue to be and remain in full force and effect in accordance with its terms.

3.                                      Capitalized terms used but not defined herein have the meaning ascribed to them in the applicable Agreement.

SMART & FINAL STORES, INC.

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Senior Vice President and Chief Financial Officer